EXHIBIT 11

              CREDIT SUISSE FIRST BOSTON (USA), INC. AND SUBSIDIARIES (Formerly Donaldson, Lufkin & Jenrette, Inc. and Subsidiaries)

                     Computation of Basic Earnings Per Share
                    (In thousands, except per share amounts)



                                                     Three Months Ended       Nine Months Ended
                                                       September 30,            September 30,
                                                    2000         1999         2000        1999
                                                  ---------    ---------    ---------   ---------
CSFB (USA) COMMON STOCK

Weighted Average Common Shares:
    Average Common Shares Outstanding               129,704      125,835      128,229     125,053
    Average Restricted Stock Units Outstanding          158          158          158         158
                                                  ---------    ---------    ---------   ---------

Weighted Average Common Shares Outstanding          129,862      125,993      128,387     125,211
                                                  =========    =========    =========   =========

Earnings:
     Net Income                                   $  49,800    $ 122,200    $ 457,200   $ 409,500
     Less: Preferred Stock Dividend Requirement       5,289        5,289       15,867      15,867
           Earnings (Loss) Applicable to Common
             Shares-DLJdirect                          (745)        (596)         507        (547)
                                                  ---------    ---------    ---------   ---------

Earnings Applicable to Common Shares              $  45,256    $ 117,507    $ 440,826   $ 394,180
                                                  =========    =========    =========   =========


Basic Earnings Per Common Share                   $    0.35    $    0.93    $    3.43   $    3.15
                                                  =========    =========    =========   =========

DLJdirect COMMON STOCK

Weighted Average Common Shares:
     Average Common Shares Outstanding               18,400       18,400       18,400      18,400
                                                  =========    =========    =========   =========

Earnings Applicable to Common Shares              $    (745)   $    (596)   $     507   $    (547)
                                                  =========    =========    =========   =========

Basic Earnings Per Common Share                   $   (0.04)   $   (0.03)   $    0.03   $   (0.03)
                                                  =========    =========    =========   =========
